UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
December 20, 2009

RIDGEWOOD ELECTRIC POWER TRUST V
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24143 (Commission File Number)	22-3437351 (I.R.S Employer Identification Number)

1314 King Street, Wilmington, DE (Address of Principal Executive Offices)	19801 (Zip Code)

Registrant’s telephone number, including area code
(302) 888-7444

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

By letter dated December 21, 2009, a copy of which is filed as an exhibit to this report, Ridgewood Renewable Power informed the shareholders of The Ridgewood Power Growth Fund (“Growth Fund”), Ridgewood/Egypt Fund (“Egypt Fund”) and Ridgewood Electric Power Trust V (“Trust V”, and together with Growth Fund and Egypt Fund, collectively referred to as the “Trusts”) that Ridgewood Near East Holdings LLC and its wholly-owned subsidiary RW Egyptian Holdings LLC (collectively referred to as “Ridgewood Near East”), Ridgewood Egypt for Infrastructure LLC (“REFI”), an Egyptian limited liability company, Mr. Zaki Girges, the general manager of REFI, El Orouba for Water Desalination S.A.E. (“El Orouba”), an Egyptian joint stock company controlled by Mr. Girges and wholly-owned by Mr. Girges and his family and Water Desal, LLC (“Desal”)], a Cayman limited liability company managed by EFG-Hermes Private Equity, entered into a number of agreements whereby Ridgewood Near East will dispose of all of its interests in REFI for $13 million (the “Sale”). The Sale agreements include the following agreements, each dated as of December 10, 2009:

•	a Sale and Purchase Agreement among Ridgewood Near East, REFI, Mr. Girges and El Orouba;

•	a Loan Agreement among Desal, REFI and Mr. Girges; and

•	an Escrow Agreement among Desal, REFI, Ridgewood Near East, Mr. Girges, El Orouba and HSBC Egypt, an Egyptian bank, as the escrow agent.

Ridgewood Near East is owned 68.1% by Growth Fund, 17.8% by Egypt Fund and 14.1% by Trust V. Each of the Trusts is a Delaware trust and each of the entities that comprise Ridgewood Near East is a Delaware limited liability company. Ridgewood Renewable Power LLC, a New Jersey limited liability company (the “Managing Shareholder” or “Ridgewood Renewable Power”), serves as the managing shareholder for each of the Trusts and the managing member of Ridgewood Near East. The Managing Shareholder is controlled by Robert E. Swanson, who is the manager, chairman, and, together with his family trusts, owns all of the membership interests of the Managing Shareholder.

Pursuant to the Loan Agreement, Desal will loan REFI $13 million (the “Desal Loan”), the proceeds of which will be used to partially repay advances from Ridgewood Near East to REFI (the “Ridgewood Loan”). As a condition of the Desal Loan, Mr. Girges, as an individual, has made various representations and warranties, has personally guaranteed payment of the Desal Loan by REFI and also had to arrange for he and El Orouba to acquire Ridgewood Near East’s interests in REFI and to pledge the equity ownership of REFI as additional security for the Desal Loan. As consideration for Mr. Girges to provide the guarantee and pledge as well as to waive bonus and termination payments as described below, Mr. Girges required that Ridgewood Near East sell all of its interests in REFI, including the remaining balance of the Ridgewood Loan, to Mr. Girges and El Orouba for a nominal amount of $1.

Other key terms of the Sale include, but are not limited to:

1. The $13 million in loan proceeds from the Desal Loan was deposited with HSBC Egypt on December 15, 2009. The only condition for the release of the loan proceeds from escrow is approval of the Sale by each of the Trusts;

2. Mr. Girges will waive any bonus and termination payments payable by Ridgewood Near East to which he would otherwise be entitled in connection with the Sale or his employment by REFI (such payments are estimated to be at least $1 million);

3. Ridgewood Near East is not making any representations or warranties in connection with the Sale. Mr. Girges and El Orouba will be indemnifying Ridgewood Near East, the Trusts, the Managing Shareholder and their respective affiliates for any losses arising from third-party claims relating other than from claims made by the United States Securities and Exchange Commission (“SEC”), the United States Internal Revenue Service and investors in the Trusts;

4. At the discretion of Mr. Girges, Mr. Girges may substitute his wife as a purchaser instead of El Orouba;

5. The Sale must be completed by April 9, 2010, unless extended 90 additional days by making a $200,000 payment to Desal.

6. The deposit amount of $13,000,000 was deposited with the escrow agent on December 15, 2009 and the document deposits were finalized on December 20, 2009.

Transaction expenses of Ridgewood Near East in connection with the Sale will be borne by Ridgewood Near East, and thus will be indirectly borne by the Trusts according to their respective ownership interests in Ridgewood Near East.

The Sale is subject to approval by the Trusts, which requires approval by a majority of the shares held by shareholders of each of the Growth Fund and the Egypt Fund. Trust V is in liquidation pursuant to a shareholder-approved plan of liquidation and dissolution; therefore its shareholders’ consent is not required in connection with the Sale. The Managing Shareholder anticipates that the Sale will occur prior to March 31, 2010. However, no assurance can be given that the Sale will occur at all, or that if it does occur, that it will occur during the time anticipated by the Managing Shareholder.

Mr. Zaki Girges, an Egyptian national, serves as the general manager of REFI. Neither Mr. Girges, his wife nor El Orouba are “affiliates” of Ridgewood Renewable Power, Ridgewood Near East or any of the Trusts as defined in Rule 13e-3 under the Securities Exchange Act of 1934, as amended.

The description of the terms and provisions of the Sale and Purchase Agreement, Loan Agreement and Escrow Agreement in this report is not complete and is qualified in its entirety by reference to the copies of those agreements filed as exhibits to this report, which are incorporated herein by reference.

The Sale and Purchase Agreement, the Loan Agreement and the Escrow Agreement (collectively the “Sale Agreements”), and the description of those agreements above, have been included to provide investors with information regarding the terms of those agreements. The Sale Agreements, and the description of those agreements, are not intended to provide any other factual information about the parties thereto, the Trusts, or their respective subsidiaries or affiliates. The Sale Agreements may contain representations and warranties of the parties to those agreements made solely for the benefit of the other parties to those agreements, and were used for the purpose of allocating risk between the parties. Any such representations and warranties are not categorical statements of fact. Moreover, any representations and warranties made by the parties may apply standards of materiality in a way that is different from what may be material to investors, and were made only as of December 8, 2009, or such other date or dates as may be specified in the Sale Agreements, and are subject to more recent developments. Accordingly, any representations and warranties in the Sale Agreements should not be read in isolation, but only in conjunction with the other information about the parties to those agreements, including Ridgewood Near East and its subsidiaries, that the respective Trusts include in reports and statements they file with the SEC.

Cautionary Statement Regarding Forward-looking Information

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, and the “safe harbor” provisions thereof. These forward-looking statements are usually accompanied by the words “anticipates,” “believes,” “plan,” “seek,” “expects,” “intends,” “estimates,” “projects,” “will receive,” “will likely result,” “will continue,” “future” and similar terms and expressions.

These forward-looking statements reflect management’s current views with respect to future events. To make these statements, management of the Trusts has had to make assumptions as to the future. Management has also had to make estimates in some cases about events that have already occurred, and to rely on data that may be found to be inaccurate at a later time. Because these forward-looking statements are based on assumptions, estimates and changeable data, and because any attempt to predict the future is subject to other errors, future results may be materially different from those discussed or anticipated in this report. Some of the events that could cause actual results to differ materially from those anticipated include, among other things, actual transaction costs and expenses varying from estimated amounts.

Forward-looking statements should not be relied upon without considering all of the things that could make them inaccurate. The Trusts undertake no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after today. All subsequent written or oral forward-looking statements attributable to the Trusts or persons acting on the Trusts’ behalf are expressly qualified in their entirety by this section.

Participants in Solicitation

The Growth Fund and Ridgewood Renewable Power, as managing shareholder of the Growth Fund, and their respective executive officers may be deemed, under SEC rules, to be participants in the solicitation of consents from shareholders with respect to the Sale. Information regarding the officers of the Growth Fund, including direct or indirect interests in the transaction, by securities holdings or otherwise, will be set forth in a Growth Fund definitive consent solicitation statement that will be filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

2.1	Sale and Purchase Agreement dated December 10, 2009.
2.2	Loan Agreement dated December 10, 2009.
2.3	Escrow Agreement dated December 10, 2009.
99.1	Letter to Shareholders dated December 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIDGEWOOD ELECTRIC POWER TRUST V

By:	/s/ Jeffrey H. Strasberg
Name:     Jeffrey H. Strasberg

Title:	Executive Vice President and Chief
Financial Officer

Date: December 21, 2009

EXHIBIT INDEX

Exhibit No.	Title

2.1	Sale and Purchase Agreement dated December 10, 2009.
2.2	Loan Agreement dated December 10, 2009.
2.3	Escrow Agreement dated December 10, 2009.
99.1	Letter to Shareholders dated December 21, 2009.